<pre>
EXHIBIT 5

WOLTJEN	LAW FIRM
3333 Elm Street
Suite 101
Dallas, Texas 75226
Telephone: 214-742-5555
Facsimile: 214-742-5545
E-Mail: woltjenlaw@woltjenlaw.com

February 21, 2002

Board of Directors
RPM Technologies, Inc.
21061 West Braxton
Plainfield, IL 60544

To the Board of Directors of RPM Technologies, Inc.:

RPM Technologies, Inc., a Delaware corporation (the "Company"), has informed Woltjen Law Firm (the "Firm"), of its intention to file on or about February 22, 2002 a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning its 2002 Stock Option Plan ("Plan") and the three hundred thousand (300,000) shares (the "Shares") of its common stock, par value $0.001 ("Common Stock") included in such Plan, with two hundred thousand (200,000) of such Shares to be issued to Mr. Andrew Pitt pursuant to a September 1, 2001 Consulting Agreement by and between the Company and Lone Wolf Business Services, LLC, with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested the Firm's opinion regarding the issuance of Common Stock.

You have represented to the Firm that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in its such filings with the SEC and that the Company's board of directors has authorized the filing of the Registration Statement on Form S-8. Based on the these representations and to the best of the Firm's knowledge, the Firm is of the opinion that the Common Stock will, when issued pursuant to the provisions of the Plan, be validly issued, fully paid and non-assessable. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein, and is further subject to qualifications, exceptions, and limitations set forth below:

A. The Firm expressly excepts from the opinion set forth herein any opinion or position as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

B. In rendering this opinion, the Firm assumed that the Company is satisfying the various substantive requirements and abiding by the various restrictions of Form S-8, and the Firm expressly disclaims any opinion regarding the Company's compliance with such requirements and restrictions.


C. The Firm expressly excepts from the opinion set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware or any other jurisdiction.

D. In expressing the opinion set forth herein, the Firm assumed the authenticity and completeness of all corporate documents, records and instruments provided to the Firm by the Company and its representatives. The Firm assumed the accuracy of all statements of fact contained therein. The Firm further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

E. The Firm expressly excepts from the opinion set forth herein any opinion concerning the propriety of any issuance of any shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

F. The opinion contained herein are rendered as of the date hereof, and the Firm undertakes no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and the Firm hereby disclaims any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement and the Firm hereby consents to the use of it as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S?B promulgated under the Act. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance the Firm=s prior written consent.

Sincerely,



Woltjen Law Firm